Consent of Independent Registered Public Accounting Firm

Manas Petroleum Corporation (An Exploration Stage Company)
Nevada

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2011, relating to the consolidated financial statements of Manas Petroleum Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Zurich, April 28, 2011

BDO Visura International AG

/s/ Andreas Wyss	/s/ Christoph Tschumi
Andreas Wyss	Christoph Tschumi